Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
EPOD International, Inc.
Vancouver, B.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of EPOD International, Inc. on Form S-8 of our report dated March 25, 2005, relating to the financial statements of EPOD International, Inc. as of December 31, 2004, which report appears in the annual report on Form 10-KSB of EPOD International, Inc.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington
October 14, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com